 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): August 29, 2023

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRSQ	N/A*
* On August 21, 2023, our common stock was suspended from trading on the Nasdaq Global Select Market. On August 21, 2023, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “AMRSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 29, 2023, Amyris Inc. (the “Company") appointed Scott White as a Class II director, effective immediately, and with a term expiring at the Company’s 2024 annual meeting of stockholders. The Board determined that Mr. White qualifies as an independent director pursuant to the listing standards of the Nasdaq Stock Market. Mr. White will serve as a member of the Restructuring Committee of the Board.

Mr. White is currently President and Chief Executive Officer of Edsal Manufacturing, a leading designer, manufacturer and distributor of high-quality steel shelving and cabinets, where he has served since 2019. Mr. White has over 30 years of experience in global finance, marketing and general management roles. Prior to joining Edsal, from 2016 to 2019, Mr. White served as CEO of New Avon, a leading provider of cosmetics and beauty products. Prior to that, from 2005 to 2016, he held multiple senior management roles over 10 years at Abbott Laboratories, including President of Abbott Nutrition International. Mr. White began his career at Procter & Gamble where he served for 15 years. Mr. White currently serves as a member of the board of directors of Edsal, a privately held company. Mr. White holds an M.B.A. from Northwestern University Kellogg School of Management and a B.S. in Finance from Miami University.

Mr. White is eligible for the Company’s standard compensation for non-employee directors, which currently consists of a $10,000 monthly cash retainer for service as a member of the Board and an additional $10,000 monthly cash retainer for service as a member of the Restructuring Committee.

Additionally, in connection with this appointment, the Company also entered into an indemnification agreement with Mr. White that is in substantially the same form as those entered into with other directors and executive officers of the Company.

Mr. White is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. White and any other persons pursuant to which he was appointed as director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 31, 2023	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Interim Chief Executive Officer and Chief Financial Officer